EXHIBIT 99.1

PRESS RELEASE

     TREND'S ATHABASCA URANIUM PROJECT COMPLETES DRILL HOLE, ADDS TO CLAIMS

Denver, CO-Trend Mining Company (OTC-TRDM.OB) is pleased to announce that Nuinsco Resources (NWI: TSX), Trend's partner on the project, has added two additional claims to the Diabase Peninsula uranium property in the Athabasca Basin, northern Saskatchewan. The property (now 10 claims in total for 21,900 hectares, or 85 square miles) covers numerous extensive, untested, coincident geochemical and geophysical anomalies. Nuinsco is currently conducting a diamond drilling program that will test a number of the prospective targets. Completion of this program, budgeted for 2,500 metres of drilling, should enable Nuinsco to exercise its option to earn 50% of the project from Trend.

The drilling targets consist of hydrothermal alteration and trace element geochemical anomalies that are coincident with strong, continuous ground TEM geophysical anomalies which were previously reported (November 29, 2005). Alteration of the type identified at Diabase Peninsula occurs near known unconformity uranium mineralization in the eastern Athabasca Basin. Recently completed diamond drill hole ND-05-01 intersected the unconformity, beneath Athabasca sandstone, at 404.5m, followed by 78.5m of sheared, biotitic metasedimentary rocks containing approximately 10 percent combined graphite and sulphide mineralization confirming the presence of a causative source of the TEM anomaly. Samples have been submitted for assaying, and results are pending.

As emphasized above, the Diabase Peninsula Property encompasses coincident, highly prospective alteration and geophysical signatures which are indicative of possible uranium mineralization. Located on the western shore of Cree Lake approximately five kilometres north of the southern boundary of the Athabasca Basin, the Diabase Peninsula Property overlies the graphite-bearing Cable Bay Shear Zone - this structure is considered to be important as a potential host for uranium mineralisation in this part of the Athabasca Basin. Further, the coincident geophysical and geochemical trends presently define a five kilometre domain at the centre of the claim group. This latter zone is coincident with a 35-km long airborne EM anomaly, identified in a property-wide survey conducted in August 2005, that extends the full length of the property from north to south, possibly identifying the presence and locus of the Cable Bay Shear Zone. Combined, these signatures provide compelling drill targets at Diabase Peninsula.

Trend Mining Company is a diversified, U.S.-based minerals company that offers investors exposure and leverage to discovery of precious and base metals. Trend's properties include its royalty interest in the Andacollo gold mine in Chile, along with a compelling portfolio of uranium, PGM and base metal exploration projects in the United States and Canada. Trend is led by highly qualified management and a strong Board of Directors. Trend stock trades on the OTC Bulletin Board (TRDM.OB).

THROUGHOUT THIS PRESS RELEASE THERE ARE FORWARD LOOKING STATEMENTS AND ASSUMPTIONS MADE BY MANAGEMENT WITHIN THE MEANING OF SECTION27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934 AND ARE SUBJECT TO THE SAFE HARBOR CREATED BY THOSE SECTIONS. FACTORS THAT COULD CAUSE RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED ARE, BUT NOT LIMITED TO, ADVERSE PRICE FLUCTUATIONS OF UNDERLYING METALS, THE COMPANY'S ABILITY TO ACQUIRE AND DEVELOP PROPERTIES, COMPETITION FROM LARGER MORE ESTABLISHED COMPANIES, THE ABILITY TO FINANCE FUTURE ACQUISITIONS AND PROJECTS, AND GOVERNMENTAL REGULATION. TREND MINING COMPANY BELIEVES THAT THE PROJECTS IT HAS ENTERED INTO AND THOSE IT WILL ENTER INTO SHOW PROMISE, BUT THERE CAN BE NO GUARANTEE OF THAT. THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND SHOULD NOT BE CONSTRUED AS AN OFFER TO SOLICIT, BUY, OR SELL ANY SECURITY.

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For further information contact:            Trend Mining Company
                                            Thomas Loucks, President & CEO
                                            Phone:   303-798-7363